Exhibit 99.3

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by Point Asset Management, Inc.

/s/ Howard W. Hanna, III
Name: Howard W. Hanna, III Dated: 4/23/2008